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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Andrew Corporation Management Incentive Plan and the Andrew Corporation Stock Option Plan for Non-Employee Directors of our report dated October 18, 2002, with respect to the consolidated financial statements and schedule of Andrew Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 2002, filed with the Securities and Exchange Commission.

/s/  Ernst & Young LLP
Chicago, IL
July 15, 2003

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS